Exhibit 99.1

Contact:

G. MARC BAUMANN
Executive Vice President and
Chief Financial Officer
Standard Parking Corporation
(312) 274-2199
mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation to Release
Fourth Quarter and Full Year 2007 Results on March 12, 2008

Chicago, IL – February 28, 2008 – Standard Parking Corporation (NASDAQ: STAN) today announced that it expects to release Fourth Quarter and Full Year 2007 earnings on Wednesday, March 12, 2008 after the close of market.  On Thursday, March 13, 2008, the Company will host a conference call at 10:00 AM CST that can be accessed via webcast at www.standardparking.com or www.earnings.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.standardparking.com, or to www.earnings.com at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on either website and accessible for 30 days.

Standard Parking is a leading national provider of parking facility management services.  The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry.  The Company manages over 2,000 facilities, containing over one million parking spaces in more than 320 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.